Exhibit 99.1

        ALPHASMART ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER OF 2005

    LOS GATOS, Calif., April 14 /PRNewswire-FirstCall/ -- AlphaSmart, Inc. (Nasdaq: ALSM) today announced its financial results for the first quarter ended March 31, 2005.

    AlphaSmart's first quarter 2005 net revenue was $7.0 million, compared with $8.8 million for the first quarter of 2004. Net loss under generally accepted accounting principles (GAAP) was $1.2 million, or a loss of $0.08 per share on a fully diluted basis, compared with net income of $63,000, or $0.00 per share on a fully diluted basis, for the first quarter of 2004. Weighted average shares outstanding on a fully diluted basis for the first quarter were 14.9 million, compared with 13.8 million for the same quarter a year earlier.

    On January 25, 2005, AlphaSmart announced a definitive agreement to merge with Renaissance Learning, Inc., a leading provider of learning information systems and school improvement programs for pre-K-12 schools, in a tax-free reorganization valued at approximately $57 million. The two companies filed a Form S-4, including a proxy statement/prospectus and other relevant materials in connection with the proposed merger transaction, with the Securities and Exchange Commission (SEC) on February 25, 2005 and are awaiting SEC approval. The transaction is expected to close in the second quarter of 2005, subject to approval by AlphaSmart stockholders and other customary closing conditions described in the definitive merger agreement.

    AlphaSmart's net loss under GAAP for the first quarter of 2005 included the effect of $990,000 in costs related to the proposed merger and $417,000 in costs related to litigation and settlement of a lawsuit with Wolf Electronix, Inc. In the aggregate, these one-time costs totaled $1.4 million. AlphaSmart's net income under GAAP for the first quarter of 2004 included the effect of $588,000 in interest and a premium paid on the redemption of mandatorily redeemable preferred stock.

    AlphaSmart plans to conduct a management teleconference on its first quarter results at 2:00 p.m. PDT / 5:00 p.m. EDT today. This call will be webcast live and archived for all investors on the AlphaSmart website at www.alphasmart.com/ir/ . In addition, a phone replay of the call will be available at 719-457-0820, access code 4868811, through April 21, 2005.

    AlphaSmart intends to discuss financial and other statistical information on today's teleconference. This information will also be available on the company's website at www.alphasmart.com/ir/ in the webcast described above.

    AlphaSmart, Inc.

    AlphaSmart, Inc. is a provider of affordable, portable personal learning solutions for the K-12 classroom. Its portable computer-companion products are used by students to enhance writing, keyboarding and comprehension, and have been adopted by more than 8,500 school districts in the United States and other countries. Based in Los Gatos, California, the company was founded in 1992 by former Apple Computer engineers.

    Forward-Looking Statements Safe Harbor

    This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to AlphaSmart's definitive agreement to merge with Renaissance Learning, Inc. and the expected closing of that merger. Any such forward-looking statements may involve risks and uncertainties that could cause actual results or events to differ materially from any future results or events encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include failure to satisfy the closing conditions of the merger agreement, and unexpected delays in closing the merger. AlphaSmart expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

    Additional Information and Where to Find It

    Renaissance Learning filed a registration statement on Form S-4, which included a proxy statement/prospectus and other relevant materials in connection with the proposed merger transaction involving AlphaSmart and Renaissance Learning, with the Securities and Exchange Commission (SEC) on February 25, 2005, as amended on April 13, 2005 (File No. 333-122993). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THIS FILING BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AlphaSmart at AlphaSmart's website at www.alphasmart.com or by contacting AlphaSmart investor relations at IR@alphasmart.com or via telephone at 408-355-1029. Investors and security holders may obtain free copies of the documents filed with the SEC by Renaissance Learning by directing such requests to Renaissance Learning, Inc.,
Attention: Corporate Secretary, 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54995 or via telephone at 715-424-3636.

    Renaissance Learning, AlphaSmart and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of AlphaSmart in connection with the merger transaction. Information regarding directors and executive officers of AlphaSmart and Renaissance Learning and their respective interests in the proposed transaction will be available in the proxy statement/prospectus of AlphaSmart and Renaissance Learning described above and other relevant materials to be filed with the SEC.

    NOTE: AlphaSmart is a registered trademark of AlphaSmart, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

                                ALPHASMART, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)

                                                     March 31,    December 31,
                                                       2005          2004
                                                   ------------   ------------
ASSETS
Current assets:
 Cash and cash equivalents                         $      2,884   $      4,070
 Accounts receivable, net                                 3,645          4,052
 Inventory                                                3,601          4,087
 Deferred tax assets                                        498            498
 Other current assets                                     4,599          3,225
  Total current assets                                   15,227         15,932

Property and equipment, net                                 480            572
Deferred tax assets, net of current portion                 285            285
Other assets                                              2,581          2,193
  Total assets                                     $     18,573   $     18,982

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                  $        504   $        750
 Accrued liabilities                                      3,339          2,171
 Income taxes payable                                       348            642
 Capital lease obligations, current portion                  87             92
  Total current liabilities                               4,278          3,655

Capital lease obligations, net of current
 portion                                                      7             24
Other long-term liabilities                                  18             18
  Total liabilities                                       4,303          3,697

Stockholders' equity                                     14,270         15,285
  Total liabilities and stockholders' equity       $     18,573   $     18,982

                                ALPHASMART, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (In thousands, except per share amounts)

                                                        Three Months Ended
                                                   ----------------------------
                                                     March 31,       March 31,
                                                       2005            2004
                                                   ------------   -------------
Net revenue                                        $      6,989   $      8,786
Cost of revenue                                           3,653          4,281
Gross margin                                              3,336          4,505

Operating expenses:
 Research and development                                   505            614
 Sales and marketing                                      1,807          1,846
 General and administrative                               2,332            977
   Total operating expenses                               4,644          3,437
 Income (loss) from operations                           (1,308)         1,068
Other expenses                                              (20)          (623)

Profit (loss) before provision for income taxes          (1,328)           445
Benefit from (provision for) income taxes                   166           (382)
Net income (loss)                                  $     (1,162)  $         63

Net income (loss) per share:
 Basic                                             $      (0.08)  $       0.01
 Diluted                                           $      (0.08)  $       0.00

Shares used in computing per share amounts:
 Basic                                                   14,870         11,630
 Diluted                                                 14,870         13,840

SOURCE  AlphaSmart, Inc.
    -0-                             04/14/2005
    /CONTACT: Gary Lewis, Corporate Controller of AlphaSmart, Inc., or +1-408-355-1029, or IR@alphasmart.com/
    /Web site:  http://www.alphasmart.com /